ARTICLES OF INCORPORATION

                                       OF

                         TRANSPIRE COMMUNICATIONS, INC.

The person hereinafter named as incorporator, for the purpose of establishing a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, does hereby adopt and make the following Articles of Incorporation:

FIRST: The name of the corporation (hereinafter called the "Corporation") is:


                         TRANSPIRE COMMUNICATIONS, INC.

SECOND: The name of the corporation's resident agent in the State of Nevada is CSC Services of Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City 89706. The mailing address and the street address of the said resident agent are identical.

THIRD: The number of shares which the Corporation is authorized to issue hereunder is a total of 200,000,000 $.00001 par value shares of Common Stock and Preferred Stock, as follows:

The capital stock of the Corporation shall consist of a total of 150,000,000 shares of $.00001 par value Common Stock separated into two classes of Common Stock, Class A Voting Common Stock, and Class B Non Voting Common Stock, as follows:

A total of 100,000,000 shares of Class A Voting Common Stock, par value $.00001 per share.

A total of 50,000,000 shares of Class B Non Voting Common Stock, par value $.00001 per share, which shall be non-voting Common Stock.

In addition, the Corporation shall have the right to issue a total of 50,000,000 shares of Preferred Stock, par value $.00001, as follows:

The Preferred Stock shall be issuable, in the discretion of the Board of Directors, in one or more series, to be designated also in the discretion of the Board of Directors. Further, besides establishing the series, the Board shall, in its discretion, have the right to fix the number of shares in such series, and the preference, rights, and restrictions which apply, including, without limitation, any

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voting rights, dividend rights,  liquidation rights, conversion rights, transfer rights, and redemption rights, all to the fullest extent it determines unless, and only to the extent expressly prohibited by law.

To the greatest extent as the Board determines except to the extent expressly prohibited under law, the Board of Directors, without the need for Shareholder approval, shall have the authority to take action or inaction with respect to the securities of the Corporation, including issuance, authorization, and cancellation of any shares, amendments to the Articles of Incorporation, and the designation of the class or series, the number of the class or series and the voting powers, designations, preferences, limitations, restrictions and relative rights of the class or series.

FOURTH: No holder of any of the shares of any class of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire or be given any shares of any class of stock of the Corporation which the Corporation proposes to issue, even in the case of an increase in the authorized shares of stock determined by the Board of Directors without a shareholder vote, or stock split, or any rights or options which the Corporation proposes to grant for the purchase of shares of any class of the Corporation or for the purchase of any shares, bonds, securities, or obligations of the Corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such consideration, and on such terms, as the Board of Directors in its discretion may determine, offering the same, or any thereof, to any said holder or recipient and the shareholders shall not have any right to object to any such determination of the Board.

FIFTH: The number of members constituting the first Board of Directors of the corporation is one; and the name and the post office box or street address, either residence or business, of each of said members are as follows:

      NAME                                             ADDRESS
      ----                                             -------

Steven P. Kerscher              1545 Sixth Street, Suite 101 Green Bay, WI 54304

The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation or as determined by the Board of Directors; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

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SIXTH:  The name and the post office box or street address,  either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

Steven P. Kerscher              1545 Sixth Street, Suite 101 Green Bay, WI 54304

SEVENTH: The Corporation shall have perpetual existence.

EIGHT: The personal liability of the Directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

NINTH: The Corporation shall, except as may be expressly prohibited by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons who are or were Directors or officers or legal counsel from and against any and all of the expenses, liabilities, or other matters referred to, in or covered by said law, and such other matters relating to their service to the Corporation but only in such case to the extent approved by the Board of Directors of the Corporation, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, resolution of stockholders or Directors or otherwise, as to action in official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer or legal counsel and shall inure to the benefit of the heirs, executors, and administrators of such a person.

TENTH: The nature of the business of the corporation and the objects and the purposes to be transacted, promoted, or carried on by it are as follows:

To initially pursue a telecommunications business, or any other lawful business thereafter pursued in addition to or in substitution of said telecommunications business.

To engage in any lawful activity.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components,

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resultants,  and by-products  thereof;  to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition, or

Improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements, and supplies necessary, or incidental to, or connected with, any of the purposes or business of the Corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To enter into general partnerships, limited partnerships (whether the corporation be a limited or general partner), joint ventures, syndicates, pools, associations, and other arrangements for carrying on of one or more of the purposes set forth in its Articles of Incorporation, jointly or in common with others.

To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

         (a) inventions, devices, formulae, processes, and any improvements and modifications thereto

         (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto; and


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         (c)      franchises, licenses, grants, and concessions.

To purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange, or otherwise dispose of, securities (which term, for the purpose of this Article, Includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

To make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or subdivision thereof.

To acquire, by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Nevada; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

To endorse or guarantee the payment of principal, interest, or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any persons, firm, association, corporation, government or subdivision thereof, or of any other combination, organization, or entity whatsoever.

To borrow money for any of the purposes of the corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts and on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Nevada and by these Articles of Incorporation, as the Board of Directors of the corporation may determine; and to secure such securities by mortgage upon, or

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the pledge of, or the  conveyance  or  assignment  in trust of, the whole or any part of the properties, assets, business, and good will of the corporation, then owned or thereafter acquired.

To purchase, hold, cancel, reissue, sell, exchange, transfer, or otherwise deal in, its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the corporation shall not be voted upon directly or indirectly.

To organize or cause to be organized under the laws of the State of Nevada, or of any other state of the United States of America, or of the District of Columbia, or of any territory, dependency, colony, or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting, or carrying on any or all of the objects or purposes for which the corporation is organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated.

To conduct its business in any and all of its branches and maintain offices both within and without the State of Nevada, in any and all states of the United States of America, in the District of Columbia, in any and all territories, dependencies, colonies, or possessions of the United States of America, and in foreign countries.

To such extent as a corporation organized under the General Corporation Law of the State of Nevada may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms, or individuals, all and everything necessary, suitable, convenient, or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may flow or hereafter be organized to do or to exercise under the General Corporation Law of the State of Nevada or under any act amendatory thereof, supplemental thereto, or substituted thereby.

The foregoing provisions of this Article shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, including the Board of Directors, and the purposes and powers herein specified shall, except when otherwise provided in this Article, be in no wise limited or restricted by reference


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to, or inference  from,  the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the Corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on, or exercise.

ELEVENTH The Corporation reserves the right, by determination of the Board of Directors unless in any case specifically prohibited by law, to amend, alter, change, or repeal any provision contained in these Articles of Incorporation including in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH In addition to such other authority granted under Nevada law, the other Articles of the Articles of Incorporation, and the Bylaws, except to the extent such right is unconditionally vested with the Shareholders or in any case prohibited by law, the Board of Directors shall have the authority to take any action or make any determination, without the need for Shareholder approval including, without limitation, amending, altering, repealing, or restating the Articles of Incorporation and Bylaws of the Corporation, and with respect to mergers, acquisitions, the issuance of securities, stock splits, reverse or otherwise, and similar events.

THIRTEENTH

a. The Board of Directors shall determine, immediately preceding each Annual Meeting of the Shareholders or as permitted under law, written action in lieu of a meeting, the nominees for the Board, and in the event a shareholder shall have any right or authority, as in the case of a determination of a court, to nominate any one or more of the nominees, then such shareholder nominee or nominees shall only be valid if the nominee is a shareholder holding at least 25% of the issued and outstanding Class A Voting Common Stock of the Company and both the nominee and the person or persons who are shareholders making such nomination do not have any outstanding unpaid obligation or liability to the Corporation whatsoever.

b. The Board shall have the right to designate one or more matters which would require a vote of 75% of the shares otherwise entitled to vote on such matter provided such designation is made prior to the vote.

c. The Board of Directors may alter or amend the rights of any class or series of shares before or after issued without shareholder approval or vote.

d. If at any time the Board of Directors determines that any previously issued shares of any stock of the Corporation was not paid for in full, or that the consideration due for the issuance was not paid or was accompanied by a material misrepresentation to the Corporation, the Board shall be allowed to cancel, restrict, or prohibit such shares with respect to rights that would otherwise

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apply,  such as transfer or voting,  unless and until,  the  satisfaction of the
Board, and only to the extent it may be remedied, the shareholder pays the full consideration and compensates for any misrepresentation.

e. The record date for stockholders entitled to vote on any matter may be such date determined by the Board greater than or less than or equal to 60 days prior to the vote.

f. If a meeting of the shareholders is to be adjourned or changed, notice may be given by press release distributed through customary methods of distribution of press releases by publicly traded companies without excluding other methods of notice.

g. Section 78.378 to 78.379 shall not apply to any transaction, so that to the greatest extent permitted, the Corporation waives the application of said sections. The Corporation deems not to be governed by Sections 78.411 to 78.444.

h. The Board shall have the right to file any and all amendments to the Articles of Incorporation of the Corporation to the fullest extent to change the name of the Corporation or otherwise unless expressly prohibited by law.

i. In the event of a share dividend, the Board may proscribe that a shareholder entitled to the dividend supply the Corporation with an opinion of counsel that the delivery of the dividend will conform to the state law of the state of the shareholder.

j. Shares of one class or series of stock may be issued as a dividend to another class or series of stock as so determined by the Board of Directors.

k. Removal of a Director by the shareholders in the event a majority of the Directors votes against such removal shall require a vote of at least 75% of the votes of the shareholders otherwise entitled to such vote.

l. The Board shall have the right to institute at any time classes of Directors whereby each class will serve for a different term from the other, so that the terms are staggered, and that the voting rights of the classes may also differ, as determined by resolution of the Board.

m. If a Director supplies a resignation to be effective at a future date, the Board shall have the right to accept it as effective that date, or the date it was received.

IN WITNESS WHEREOF, the undersigned person does hereby execute these Articles of Incorporation on February 9, 2001.


_________________________
Steven P. Kerscher

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                                    Exhibit B
                                    ---------


                                 NO REGISTRATION

The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the provisions of any applicable state securities laws, but have been acquired by the holder hereof for purposes of investment and in reliance on statutory exemptions under the Securities Act, and statutory exemptions under applicable state securities laws. These securities may no be sold, pledged, encumbered, transferred or assigned, except in a transaction which is exempt from registration under provisions of the Securities Act and any applicable state securities laws or pursuant to an effective registration statement thereunder; and in each case, only if DTVN Holdings, Inc. (the "Company") has received an opinion of counsel satisfactory to the Company that, among other matters, such transaction complies with the Securities Act, the Securities Exchange Act of 1934, as amended, and any applicable state securities laws.

                             RESTRICTION ON TRANSFER

The shares represented by this certificate are subject to the restrictions on transfer and other provisions contained in that certain Stockholder Agreement, dated April 12, 2001, between the holder of these shares and the Company, as amended from time to time, a copy of which is available from the Company.

The shares represented by this Certificate are subject to the restrictions on transfer and other provisions contained in that certain Relinquishment Agreement, dated April 12, 2001, between the holder of these shares, certain other security holders of the Company, and the Company, as amended from time to time, a copy of which is available from the Company

PREFERRED STOCK AUTHORIZED

The Certificate of Incorporation of the company authorizes the Board of Directors of the Company to cause the Company to issue shares of the preferred stock with such rights and preferences as the Board of Director may determine. If any such shares have been issued by the State of the State of Delaware. The Company will furnish a copy of any such statement to the record holder of this certificate without charge upon written request to the Company at its principal place of business or registered office.